UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 5, 2024
(Date of earliest event reported)
_________________________________________
BOWFLEX INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

Nautilus, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

BOWFLEX INC.
FORM 8-K

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 5, 2024, the Company received a written notice from the staff of NYSE Regulation notifying the Company that NYSE Regulation has determined to commence proceedings to delist the Company’s common stock (NYSE: BFX) from the New York Stock Exchange (“NYSE”). Trading in the Company’s common stock on the NYSE was suspended immediately.

NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to Section 802.01D of the NYSE’s Listed Company Manual after the Company disclosed that the Company and certain of its subsidiaries have voluntarily initiated a Chapter 11 proceeding in the United States Bankruptcy Court for the District of New Jersey. In reaching its delisting determination, NYSE Regulation noted the uncertainty as to the ultimate effect of this process on the value of the Company’s common stock.

NYSE Regulation indicated that it will apply to the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

The Company is under no obligation to develop or maintain a market in the common stock. The Company cannot provide assurance that its common stock will trade on the OTC Pink Marketplace or any other market, that brokers will provide public quotes of the Company's common stock, that a market for the Company's common stock will develop or be maintained, or that the trading volume of the Company's common stock will be sufficient enough to generate an efficient trading market. Holders of common stock may not be able to sell or otherwise transfer such common stock.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the listing and trading of the Company’s common stock. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements also include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the severe shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWFLEX INC.
(Registrant)

March 5, 2024	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer
(Principal Financial Officer)